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                                                                   EXHIBIT 10.17

                               FIRST KEYSTONE BANK
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

      This First Keystone Bank ("Bank" or the "Employer") Supplemental Executive Retirement Plan ("Plan") is adopted effective March 31, 2004. The purpose of this Supplemental Executive Retirement Plan (hereinafter referred to as the "Plan") is to provide supplemental retirement and death benefits for certain key employees of the Bank, and any affiliated or subsidiary corporations of the Bank designated by the Board. It is intended that the Plan will aid in retaining and attracting employees of exceptional ability by providing them with these benefits.

                             ARTICLE I - DEFINITIONS

      For purposes hereof, unless otherwise clearly apparent from the context, the following phrases and terms shall have the indicated meanings:

      1.1 Beneficiary. A person or entity designated in accordance with Article IV of this Plan to receive benefits upon the death of a Participant.

      1.2 Change in Control of the Corporation. Change in Control of the Corporation shall mean a change in control of a nature that would be required to be reported in response to Item 1(a) of Form 8-K or Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor thereto, whether or not any security of the Corporation is registered under the Exchange Act; provided that, without limitation, such Change in Control shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities (provided that any of the Employer's benefit plans (including for these purposes, benefit plans of the Corporation) are exempt from the 20% limitation); or (ii) during any period of three consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof unless election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

      1.3 Corporation. "Corporation" means First Keystone Financial, Inc. the parent holding company of the Bank.
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      1.4 Early Retirement Date. "Early Retirement Date" means the date on which the Participant terminates employment with the Employer if it occurs after the first day of the month coincident with or next following a Participant's attainment of age fifty (50) and completion of twelve (12) Years of Credited Service, but prior to his Normal Retirement Date. "Early Retirement Date" shall also mean the date on which the Participant terminates employment with the Employer for any reason if at the time of such termination, the sum of the Participant's Years of Credited Service (including partial years) and age equals at least sixty-two (62).

      1.5 Employer. For purposes of this Plan, the Employer is First Keystone Bank, a federally chartered savings bank.

      1.6 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      1.7 Normal Retirement Date. The date on which a Participant has attained sixty-five (65) years of age.

      1.8 Participant. An employee of the Employer who is eligible to participate in the Plan and approved by the Board of Directors of the Employer who is a member of a select group of management or highly compensated employees within the meaning of section 201(2) of ERISA.

      1.9 Plan. This Supplemental Executive Retirement Plan as adopted by the Employer and as may be hereafter amended.

      1.10 Plan Committee. A committee of not less than three (3) members of the Board of Directors of the Employer, which shall be comprised of the compensation committee of the Employer.

      1.11 Retirement. Retirement means a Participant's separation from employment with the Employer at the Participant's Early Retirement Date or Normal Retirement Date.

      1.12 Year of Credited Service. Year of Credited Service means a year in which an employee works one thousand (1,000) or more hours.

               ARTICLE II - ELIGIBILITY, PARTICIPATION AND VESTING

      2.1 Conditions of Eligibility. Eligibility to become a Participant in this Plan will be determined by the Board of Directors of the Employer. Participants will be chosen from a select group of management or highly compensated employees within the meaning of section 201(2) of ERISA. Such determination shall be conclusive and binding upon all persons.
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      2.2 Commencement of Participation. The Employer or Plan Committee shall notify each employee of his or her eligibility to participate in this Plan. Eligible employees shall become Participants in this Plan as of the effective date hereof or upon becoming eligible to participate in this Plan, as the case may be. Each employee who becomes a Participant in this Plan shall complete such form(s) as are reasonably required by the Plan Committee for Plan participation. Such form(s) shall include, but not be limited to, information related to the Participant's Account distribution method, death benefit distribution method and Beneficiary designation. Participant shall submit such form(s) to the Plan Committee within thirty (30) days of the date on which the Plan is adopted or the date on which an Employee is first eligible to participate within the Plan.

      2.3 Additional Compensation. A Participant shall receive the benefits provided for herein in addition to any compensation paid to or benefits provided to the Participant by the Bank or the Corporation. Except as otherwise provided herein, nothing in this Plan shall be construed as limiting, varying or reducing any provision or benefit to a Participant, a Participant's estate or Beneficiaries pursuant to any employment agreement, any retirement plan, including any qualified pension or profit sharing plan, any health, disability or life insurance policies or any other agreement between the Employer and the Participant.

      2.4 Vesting. Upon attainment of Participant's Early Retirement Date or Normal Retirement Date, such Participant shall be one hundred percent (100%) vested in his Early Retirement Benefit or Normal Retirement Benefit, as applicable. Notwithstanding anything to the contrary, any amounts credited to a Participant's Account that are not vested at the time of his or her termination of employment with the Employer shall be forfeited and returned to the Employer.

                        ARTICLE III - RETIREMENT BENEFITS

      3.1 Account Establishment. The Administrator shall establish and maintain a bookkeeping account in the name of each Participant. Participant's Account shall be credited with an Employer contribution(s), if any, on a calendar year basis, as provided for below, and a per annum interest rate as determined by the Plan Committee annually. For the initial Plan year the rate shall be five percent (5.0%). Such rate shall remain in effect in the event the Plan Committee fails to elect a subsequent rate for any successive Plan year. The Employer shall notify each Participant within 60 days of their initial plan participation or within 60 days after the calendar year of each Participant's account balances, amounts credited to the account and crediting rate. Each Participant's Account shall be reduced by any completed distributions, any federal, state and/or local tax withholding and any social security withholding tax as may be required by law.

      3.2 Employer Contribution. The Employer may make an Employer Contribution to the Account(s) of some or all Employer designated Participants. The Plan Committee, in collaboration with the Employer, will authorize and facilitate the periodic crediting to a Participant's Account of an Employer Contribution and aforementioned annual interest rate, as applicable. Such crediting may fluctuate in both amount and frequency as determined to be appropriate by the Plan Committee and Bank.
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      3.3 Retirement Benefit. If a Participant retires from full-time employment with the Employer after the Normal Retirement Date or avails himself or herself of the Early Retirement Date option, the Employer shall pay to the Participant an annual retirement benefit, determined pursuant to Paragraph 3.4 hereof and payable pursuant to the provisions of Paragraph 3.5 hereof.

      3.4 Determination of Normal Retirement Benefit or Early Retirement
Benefit.

      a) A Participant's Normal Retirement Benefit shall be an amount determined as of such Participant's Normal Retirement Date, representing the Participant's Account balance; or

      b) A Participant's Early Retirement Benefit shall be an amount determined as of such Participant's Early Retirement Date, representing the Participant's Account balance.

      3.5 Payment of Normal Retirement Benefit and Early Retirement Benefit.

            a) Subject to Participant's single lump sum distribution election, as provided for herein below, the Normal Retirement Benefit or Early Retirement Benefit, as applicable, payable to a Participant upon such Participant's retirement from full time employment with Employer, shall be payable in the form of substantially equal annual payments ("Annual Payments") for a time period not to exceed fifteen (15) consecutive years beginning with the first day of the first full calendar month following such retirement.

            b) The Normal Retirement Benefit or Early Retirement Benefit distribution, as applicable, pursuant to this section shall be facilitated in the following manner: the amount of the substantially equal payments described above shall be determined by multiplying the Participant's Retirement Account by a fraction, the denominator of which in the first year of payment equals the number of years over which benefits are to be paid, and the numerator of which is one (1).

            c) The amounts of the payments for each succeeding year shall be determined by multiplying the Participant's Retirement Account as of the applicable anniversary of the Participant's Retirement Date by a fraction, the denominator of which equals the number of remaining years over which benefits are to be paid, and the numerator of which is one (1). Annual interest crediting to the Participant's account shall continue to be credited to Participant's Account during the Participant's continuation of an Account balance.
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            d) Notwithstanding anything to the contrary or a prior election of a
Participant, Participant may elect to receive their Normal Retirement Benefit or Early Retirement Benefit, as applicable, in a single lump sum distribution as soon as administratively feasible following the Participant's Retirement through the submission of such election to the Plan Committee at least one (1) full calendar year prior to the Participant's Normal Retirement Date or Early Retirement Date.

      3.6 Change in Control Benefit. Upon Participant's cessation from full-time employment with the Employer within two (2) years after the occurrence of a Change in Control of the Corporation and prior to attaining Normal Retirement Date, Employer will pay to Participant an amount equal to five (5) times the Participant's base salary as of the date of cessation of employment, as determined by the Employer, minus, dollar for dollar, the Participant's Account balance as of the effective date of a Change in Control of the Corporation. Payment of benefits under this paragraph shall be made in a single lump sum payment within five (5) days of Participant's cessation of employment.

                            ARTICLE IV-DEATH BENEFITS

      4.1 Participant's Death Following Early or Normal Retirement. If a Participant dies following Retirement from full-time employment with the Employer, but prior to the receipt of their final Annual Payment (not to exceed fifteen (15) Annual Payments), the Employer shall pay to the Beneficiary or Beneficiaries designated in writing by such Participant (or to the Participant's estate if the Participant fails to so designate a Beneficiary or Beneficiaries) the remaining retirement benefit Annual Payments until the Participant and such Beneficiary or Beneficiaries or estate have received all remaining Annual Payments (not to exceed fifteen (15) Annual Payments).

      4.2 Participant's Death Prior to Early or Normal Retirement. If a Participant dies after the Early or Normal Retirement Date but prior to retirement from full-time employment with the Employer, the Employer shall pay to the Beneficiary or Beneficiaries designated in writing by such Participant (or to the Participant's estate if the Participant fails to so designate a Beneficiary or Beneficiaries) an amount equal to seven (7) times the Participant's base salary, as determined by the Employer, minus, dollar for dollar, the Participant's Account balance as of the date of Participant's death. This pre-retirement death benefit shall be payable in a single lump sum distribution to the Participant's Beneficiary or Beneficiaries (or to the Participant's estate if the Participant fails to so designated a Beneficiary or Beneficiaries) as soon as administratively feasible following Participant's death.

      4.3 Death of Beneficiary. In the event of death of a Beneficiary who is receiving an Early or Normal Retirement Benefit in installments pursuant to Paragraph 4.1 or lump sum distribution pursuant to Paragraph 4.2, such benefit to which such Beneficiary was entitled at the time of such Beneficiary's death shall continue to be payable to the Beneficiary or Beneficiaries, designated in writing by such Beneficiary, on a form to be submitted by such Beneficiary to the Plan Committee (or to the Beneficiary's estate if the Beneficiary fails to so designate a beneficiary or beneficiaries).
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                            ARTICLE V - BENEFICIARIES

      5.1 Beneficiary Designations. A Participant shall designate a beneficiary by filing a written designation with the Plan Committee. A Participant may revoke or modify his or her Beneficiary designation at any time by filing a new designation. However, designations will only be effective if signed by the Participant and received by the Plan Committee during the Participant's lifetime. The Participant's Beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Participant, or if the Participant names a spouse as Beneficiary and the marriage is subsequently dissolved. If the Participant dies without a valid Beneficiary designation, all payments shall be made to the Participant's estate.

      5.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Bank may require proof of incompetence, minority or guardianship as it may deem appropriate prior to the distribution of the benefit. Such distribution shall completely discharge the Bank form all liability with respect to such benefit.

                        ARTICLE VI - GENERAL LIMITATIONS


     All benefits payable under this Plan shall be subject to the following limitations:

      6.1 Termination for Cause. Notwithstanding any provision of this Plan to the contrary, the Bank shall not pay any benefit under this Plan, if the Bank terminates a Participant's employment for cause. Termination of a Participant's employment for "Cause" shall mean termination because of personal dishonesty by the Participant in the performance of his duties which results in demonstrable material injury to the Bank, willful misconduct by the Participant which remains uncured 15 days following the giving of written notice thereof to the Participant, breach by the Participant of a fiduciary duty to the Bank involving personal profit, intentional failure to perform stated duties following the giving of written notice thereof to the Participant, willful violation of any law, rule or regulation (other than traffic violations or similar offences) or final cease-and-desist order or material breach of any provision of the Plan. For purposes of this paragraph, no act or failure to act on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interest of the Bank.

      6.2 Removal. Notwithstanding any provision of this Plan to the contrary, the Bank shall not pay any benefit under this Plan if the Participant is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act ("FDIA").
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                        ARTICLE VII - PLAN ADMINISTRATION

      7.1 Plan Committee. This Plan and all matters relating hereto shall be administered by the Plan Committee. The Plan Committee will interpret the provisions of this Plan and shall determine all questions arising in the administration, eligibility, interpretation and application of this Plan. Any such determination by the Plan Committee shall be conclusive and binding on all persons and shall be consistently and uniformly applied to all persons similarly situated. The Plan Committee shall engage the services of such independent actuaries and administrative personnel as it deems appropriate to administer the Plan.

      7.2 Claim. Any person claiming a benefit, requesting an interpretation or ruling under this Plan, or requesting information under the Plan shall present the request, in writing, to the Plan Committee which shall respond in writing as soon as practicable.

      7.3 Denial of Claim. If the claim or request is denied, the written notice of denial shall state the reason for denial, with specific reference to the Plan provisions on which the denial is based, the claimant's rights, if any under applicable provisions of ERISA and a description of any additional material or information required.

      7.4 Review of Claim. Any person whose claim or request is denied or has not received a response within 90 days may (within 60 days thereafter) request review by notice given in writing to the Plan Committee. Such request for review must state the specific reasons, including any Plan provisions, upon which said request for review is based. The claim or request shall be reviewed by the Plan Committee.

      7.5 Final Decision. The decision on review shall normally be made within 60 days. If an extension of time is required, the claimant shall be notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reason and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned subject to the applicable provisions of ERISA.

                        ARTICLE VIII - PARTICIPANT RIGHTS

      8.1 Participants Rights. The rights of a Participant or a Participant's Beneficiaries to benefits under this Plan shall be solely those of an unsecured creditor of the Employer. Any insurance policy or other asset acquired or held by, or on behalf of, the Employer or funds allocated by the Employer in connection with the liabilities assumed by the Employer pursuant to the Plan shall not be deemed to be held under any trust for the benefit of a Participant or Participant's Beneficiaries or to be security for the performance of the Employer's obligations pursuant hereto, but shall be and remain a general asset of the Employer.
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      8.2 Spendthrift Provision. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be non-assignable and non-transferable. No part of the amounts payable shall, prior to actual payments, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor by transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

      8.3 Plan Not An Employment Agreement. This Plan shall not be deemed to constitute an employment agreement between the parties hereto nor shall any provision hereof restrict the right of the Employer to discharge a Participant as an employee of the Employer or restrict a Participant's right to terminate his employment.

      8.4 Protective Provisions. A Participant will cooperate with the Employer by furnishing any and all information requested by the Employer in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Employer may deem necessary and taking such other action as may be requested by the Employer. If a Participant makes any material misstatement of information or nondisclosure of medical history, then a Participant shall not be considered as having been a Participant in the Plan.

                           ARTICLE IX - MISCELLANEOUS

      9.1 Termination of Plan The Employer, upon written notice to a Participant, shall have the right, at any time, to terminate this Plan. Such termination shall become effective when authorized by the Board of Directors of the Employer and written notice given to a Participant. Upon termination of this Plan, those Participants that are fully vested and entitled to or are receiving Normal Retirement Benefits or Early Retirement Benefits pursuant to the provisions of Article III and those Beneficiaries receiving benefits pursuant to the provisions of Article IV shall continue to receive such benefits in accordance with this Plan. The Participants who are not then vested or receiving Normal Retirement Benefits or Early Retirement Benefits will be entitled to no benefits pursuant to this Plan other than their Account balance as calculated on the effective date of the Plan termination.

      9.2 Inurement. This Plan shall be binding upon and shall inure to the benefit of the Employer and each Participant hereunder and their respective heirs, executors, administrators, successors and assigns.

      9.3 Amendments and Modifications. This Plan may be changed or altered by written instrument signed by the Employer and shall become effective upon written notification to the Participants.
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      9.4 Governing Law. This Plan is made pursuant to, and shall be governed by, the laws of the Commonwealth of Pennsylvania, in all respects, including matters of construction, validity and performance.

      9.5 Notice. Any notice, consent or demand required or permitted to be given under the provisions of this Plan by one party to another shall be in writing, shall be signed by the party giving or making the same, and may be given either by delivering the same to such other party personally, or by mailing the same, by United States certified mail, postage prepaid, to such party, addressed to his or her last known address as shown on the records of the Bank. The date of such mailing shall be deemed the date of such mailed notice, consent or demand.

      9.6 Reorganization. The Bank shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm or person agrees to assume and discharge the obligations of the Bank under this Plan. Upon the occurrence of such event, the term "Bank" or "Employer" as used in this Plan shall be deemed to refer to the successor or survivor company.

      9.7 Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Plan.

      IN WITNESS WHEREOF, the Employer has adopted this Supplemental Executive Retirement Plan the day and year first written.

                                    First Keystone Bank

                                    By:_______________________________